UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 19, 2007

CRESCENT BANKING COMPANY

(Exact name of registrant as specified in its charter)

Georgia	0-20251	58-1968323
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

7 Caring Way, Jasper, Georgia	30143
(Address of principal executive offices)	(Zip Code)

(678) 454-2266

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 19, 2007, the Board of Directors of Crescent Banking Company (the “Company”) adopted amendments (the “Amendments”) to certain provisions of Article Eight of the Company’s Bylaws. The purpose of the Amendments was to make the Company’s common stock eligible for participation in a Direct Registration Program operated by a clearing agency (such as the one offered by the Depository Trust Company), pursuant to NASDAQ Marketplace Rule 4350(l), as recently amended. To be eligible for a Direct Registration Program, the Company’s common stock must qualify as “eligible securities,” meaning that the Company must permit electronic direct registration of the common stock in an investor’s name on the books of the transfer agent or the Company, and similarly allow the common stock to be transferred between a transfer agent and broker. Accordingly, the Amendments were adopted to provide for a system of issuance, recordation and transfer of the Company’s common stock by electronic or other means not involving any issuance of physical certificates.

To give effect to the Amendments, the Company’s Board of Directors approved and adopted Amended and Restated Bylaws, which, pursuant to General Instruction F to Current Report on Form 8-K, are attached to this Current Report as Exhibit 3.1, and are incorporated into this Item 5.03 by this reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Bylaws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESCENT BANKING COMPANY

By:	/s/ J. Donald Boggus, Jr.
J. Donald Boggus, Jr. President and Chief Executive Officer

Date: April 24, 2007

INDEX TO EXHIBITS

Exhibit No.	Description

3.1	Amended and Restated Bylaws.